Exhibit 99.1

NEWS RELEASE

Media Contact:	Doug Kline
Sempra Energy
(877) 866-2066
www.sempra.com

Financial Contact:	Glen Donovan
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY REPORTS HIGHER
NET INCOME IN FIRST QUARTER 2008

• Commodities Joint Venture Launched
• $1 Billion Share-Repurchase Program Initiated
• Baja California Terminal Receives First LNG Cargo

SAN DIEGO, May 2, 2008 – Sempra Energy (NYSE: SRE) today reported first-quarter 2008 net income of $242 million, or $0.92 per diluted share, up 7 percent per share over first-quarter 2007 net income of $228 million, or $0.86 per diluted share.

“This is a milestone year for Sempra Energy, our 10th anniversary,” said Donald E. Felsinger, chairman and chief executive officer of Sempra Energy.   “Since Sempra Energy’s inception, our average annual total return to shareholders has been 12 percent, more than twice the returns of the major market indices.

“We will continue to produce strong results in the future, based on the significant progress we have made on our key operational initiatives.  We have completed our new Baja California liquefied natural gas (LNG) terminal, started flowing gas on the western half of the Rockies Express Pipeline and launched our global commodities joint venture.  By year-end, several other projects will be online, including our new Louisiana LNG terminal.  We also have begun a major share-repurchase program and are committed to increasing our dividend at an accelerated rate going forward.”

On April 1, Sempra Energy and The Royal Bank of Scotland completed the transaction to form a global commodities joint venture, RBS Sempra Commodities.  The operations of Sempra Commodities now have been acquired by the joint venture.   Last month, Sempra Energy initiated a $1 billion share-repurchase program to be completed in the fourth quarter 2008.  The $1 billion program is part of a planned repurchase program expected to total $1.5 billion to $2 billion.  Sempra Energy’s board of directors also expects to increase the company’s dividend by 9 percent, to $1.40 per share on an annualized basis from the current annualized rate of $1.28 per share, beginning with the quarterly payout in July.

SUBSIDIARY OPERATING RESULTS

Sempra Utilities

Net income for Sempra Utilities — San Diego Gas & Electric (SDG&E) and Southern California Gas Co. (SoCalGas) — rose 12 percent to $131 million in the first quarter 2008 from $117 million in the prior-year’s quarter.

SDG&E’s first-quarter net income rose to $74 million in 2008 from $62 million in 2007, due primarily to a favorable resolution of prior-years’ income-tax issues in 2008.

SoCalGas’ first-quarter 2008 net income was $57 million, compared with $55 million in the first quarter 2007.

Sempra Commodities

Sempra Commodities earned $59 million in first quarter 2008, compared with first-quarter 2007 earnings of $71 million.  In last year’s first quarter, Sempra Commodities benefited from an $18 million net gain on the sale of an equity investment.  This year, the company has generated improved operating margins in power trading and natural gas, offset by a $17 million write-down related to a credit issue with a mining counterparty.

Sempra Generation

First-quarter net income for Sempra Generation was $45 million in 2008, compared with $54 million in 2007, due primarily to $6 million in mark-to-market earnings and higher net interest income, both last year.

Sempra Pipelines & Storage

Sempra Pipelines & Storage’s net income increased to $26 million in the first quarter 2008 from $16 million in last year’s first quarter, due primarily to the start-up of the western half of the Rockies Express Pipeline and the beneficial impact of currency-exchange rates on the company’s South American operations.

The first half of the 1,600-mile Rockies Express natural gas pipeline is in service, and Sempra Pipelines & Storage and its project partners expect it to be completed later this month.  The eastern half of the pipeline is being permitted and is expected to begin operating by year-end.

Sempra LNG

Sempra LNG recorded a net loss of $9 million, compared with a net loss of $10 million in the first quarter 2007.

Sempra LNG’s new Energía Costa Azul LNG receipt terminal in Baja California, Mexico, has received its first LNG cargo and is in the final testing phase before commencing commercial operations in the second quarter.

INTERNET BROADCAST

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EDT with senior management of the company.  Access is available by logging onto the Web site at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 5475510.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2007 revenues of more than $11 billion.  The Sempra Energy companies’ 13,500 employees serve more than 29 million consumers worldwide.

Income-statement information by business unit is available on Sempra Energy’s Web site at http://www.sempra.com/downloads/1Q2008.pdf.

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When the company uses words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “would,” ”could,” “should,” or similar expressions, or when the company discusses its strategy or plans, the company is making forward-looking statements.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, California State Legislature, California Department of Water Resources, Federal Energy Regulatory Commission, Federal Reserve Board, U.K. Financial Services Authority and other regulatory bodies in the United States and other countries; capital market conditions, inflation rates, interest rates and exchange rates; energy and trading markets, including the timing and extent of changes in commodity prices; the availability of electric power, natural gas and liquefied natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental, and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the company’s reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge at its Web site, www.sec.gov and on the company’s Web site, www.sempra.com.

Sempra LNG and Sempra Pipelines & Storage are not the same companies as the utilities, SDG&E or SoCalGas, and are not regulated by the California Public Utilities Commission.  Sempra Energy Trading, doing business as Sempra Commodities, and Sempra Generation are not the same companies as the utilities, SDG&E or SoCalGas, and the California Public Utilities Commission does not regulate the terms of their products and services.

# # #

SEMPRA ENERGY
Table A

STATEMENTS OF CONSOLIDATED INCOME

	Three months ended
	March 31,
(Dollars in millions, except per share amounts)	2008	2007
	(unaudited)
Operating revenues
Sempra Utilities	$ 2,290	$ 2,059
Sempra Global and parent	980	945
Total operating revenues	3,270	3,004
Operating expenses
Sempra Utilities:
Cost of natural gas	1,235	1,050
Cost of electric fuel and purchased power	163	149
Sempra Global and parent:
Cost of natural gas, electric fuel and purchased power	409	336
Other cost of sales	136	319
Other operating expenses	698	633
Depreciation and amortization	175	169
Franchise fees and other taxes	83	81
Total operating expenses	2,899	2,737
Operating income	371	267
Other income, net	25	11
Interest income	14	26
Interest expense	(60)	(70)
Preferred dividends of subsidiaries	(2)	(2)
Income from continuing operations before income taxes and
equity in earnings of certain unconsolidated subsidiaries	348	232
Income tax expense	127	63
Equity in earnings of certain unconsolidated subsidiaries	21	58
Income from continuing operations	242	227
Discontinued operations, net of income tax	-	1
Net income	$ 242	$ 228

Basic earnings per share:
Income from continuing operations	$ 0.94	$ 0.88
Discontinued operations, net of income tax	-	-
Net income	$ 0.94	$ 0.88
Weighted-average number of shares outstanding (thousands)	258,624	259,459

Diluted earnings per share:
Income from continuing operations	$ 0.92	$ 0.86
Discontinued operations, net of income tax	-	-
Net income	$ 0.92	$ 0.86
Weighted-average number of shares outstanding (thousands)	262,671	263,996
Dividends declared per share of common stock	$ 0.32	$ 0.31

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars in millions)	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 806	$ 668
Restricted cash	-	1
Short-term investments	413	-
Accounts receivable, net	1,135	1,074
Income taxes receivable	-	99
Deferred income taxes	301	247
Trading-related receivables and deposits, net	2,843	2,719	*
Derivative trading instruments	2,870	2,170	*
Commodities owned	1,621	2,231
Inventories	103	224
Regulatory assets	55	106
Other	323	425	*
Total current assets	10,470	9,964

Investments and other assets:
Regulatory assets arising from fixed-price contracts and other derivatives	295	309
Regulatory assets arising from pension and other postretirement benefit obligations	167	162
Other regulatory assets	474	460
Nuclear decommissioning trusts	701	739
Investments	1,494	1,243
Sundry	965	956
Total investments and other assets	4,096	3,869
Property, plant and equipment, net	15,288	14,884
Total assets	$ 29,854	$ 28,717

Liabilities and Shareholders' Equity
Current liabilities:
Short-term debt	$ 1,630	$ 1,064
Accounts payable	1,241	1,563
Due to unconsolidated affiliate	60	60
Income taxes payable	78	-
Trading-related payables	1,977	2,265	*
Derivative trading instruments	2,189	1,672	*
Commodities sold with agreement to repurchase	502	500
Dividends and interest payable	155	145
Regulatory balancing accounts, net	585	481
Current portion of long-term debt	23	7
Other	1,484	1,263	*
Total current liabilities	9,924	9,020
Long-term debt	4,589	4,553

Deferred credits and other liabilities:
Due to unconsolidated affiliate	102	102
Customer advances for construction	154	153
Pension and other postretirement benefit obligations, net of plan assets	439	434
Deferred income taxes	510	531
Deferred investment tax credits	60	61
Regulatory liabilities arising from removal obligations	2,519	2,522
Asset retirement obligations	1,134	1,129
Other regulatory liabilities	261	265
Fixed-price contracts and other derivatives	345	332
Deferred credits and other	910	949
Total deferred credits and other liabilities	6,434	6,478
Preferred stock of subsidiaries	179	179
Minority interests	151	148
Shareholders' equity	8,577	8,339
Total liabilities and shareholders' equity	$ 29,854	$ 28,717

* December 31, 2007 amounts have been reclassified due to the adoption of FASB Staff Position FIN 39-1.

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
	Three months ended
	March 31,
(Dollars in millions)	2008	2007
	(unaudited)
Cash Flows from Operating Activities:
Net income	$ 242	$ 228
Adjustments to reconcile net income to net cash
provided by operating activities:
Discontinued operations	-	(1)
Depreciation and amortization	175	169
Deferred income taxes and investment tax credits	(58)	(104)
Equity in income of unconsolidated subsidiaries	(27)	(52)
Other	32	20
Net changes in other working capital components	390	1,115
Changes in other assets	(3)	16
Changes in other liabilities	(22)	(7)
Net cash provided by continuing operations	729	1,384
Net cash used in discontinued operations	-	(1)
Net cash provided by operating activities	729	1,383

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(544)	(423)
Proceeds from sale of assets	10	32
Expenditures for investments	(579)	(5)
Distributions from investments	4	-
Purchases of nuclear decommissioning and other trust assets	(134)	(211)
Proceeds from sales by nuclear decommissioning and other trusts	135	213
Other	(1)	(6)
Net cash used in investing activities	(1,109)	(400)

Cash Flows from Financing Activities:
Common dividends paid	(82)	(79)
Issuances of common stock	4	16
Repurchases of common stock	(2)	-
Increase (decrease) in short-term debt, net	566	(151)
Issuance of long-term debt	52	2
Payments on long-term debt	(10)	(35)
Other	(10)	2
Net cash provided by (used in) financing activities	518	(245)

Increase in cash and cash equivalents	138	738
Cash and cash equivalents, January 1	668	920
Cash and cash equivalents, March 31	$ 806	$ 1,658

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS (Unaudited)

	Three months ended
	March 31,
(Dollars in millions)	2008		2007
Net Income
Sempra Utilities:
San Diego Gas & Electric	$ 74		$ 62
Southern California Gas	57		55
Total Sempra Utilities	131		117

Sempra Global:
Sempra Commodities	59		71
Sempra Generation	45		54
Sempra Pipelines & Storage	26		16
Sempra LNG	(9)		(10)
Total Sempra Global	121		131

Parent & Other	(10)		(21)
Continuing Operations	242		227
Discontinued Operations, Net of Income Tax	-		1
Consolidated Net Income	$ 242		$ 228

	Three months ended
	March 31,
(Dollars in millions)	2008		2007
Capital Expenditures and Investments
Sempra Utilities:
San Diego Gas & Electric	$ 471	*	$ 157
Southern California Gas	116		86
Total Sempra Utilities	587		243

Sempra Global:
Sempra Commodities	37		13
Sempra Generation	11		1
Sempra Pipelines & Storage	209		79
Sempra LNG	97		86
Total Sempra Global	354		179

Parent & Other	182	*	6

Consolidated Capital Expenditures and Investments	$ 1,123		$ 428

*	Amounts for SDG&E and Parent & Other include the purchase of $236 and $177, respectively, of industrial development bonds.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended
	March 31,
SEMPRA UTILITIES	2008	2007
Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$ 742	$ 705
SoCalGas (excludes intercompany sales)	$ 1,548	$ 1,354

Gas Sales (bcf)	144	141
Transportation and Exchange (bcf)	138	120
Total Deliveries (bcf)	282	261

Total Gas Customers (Thousands)	6,543	6,487

Electric Sales (Millions of kWhs)	4,275	4,190
Direct Access (Millions of kWhs)	765	778
Total Deliveries (Millions of kWhs)	5,040	4,968

Total Electric Customers (Thousands)	1,366	1,357

SEMPRA GENERATION
Power Sold (Millions of kWhs)	5,612	5,377

SEMPRA PIPELINES & STORAGE
(Represents 100% of these subsidiaries, although only the Mexican subsidiaries are 100% owned by Sempra Energy).
Natural Gas Sales (bcf)
Argentina	71	63
Mexico	12	11
Chile	-	-
Natural Gas Customers (Thousands)
Argentina	1,613	1,552
Mexico	95	101
Chile	39	39
Electric Sales (Millions of kWhs)
Peru	1,362	1,269
Chile	664	665
Electric Customers (Thousands)
Peru	815	793
Chile	553	538

SEMPRA ENERGY
Table E (Continued)

SEMPRA COMMODITIES

	Three months ended March 31,
Margin* (Dollars in millions)	2008	2007
Geographical:
North America	$ 241	$ 104
Europe/Asia	48	63
Total	$ 289	$ 167

Product Line:
Natural Gas	$ (2)	$ (56)
Power	163	82
Oil - Crude & Products	50	57
Metals	48	60
Other	30	24
Total	$ 289	$ 167

* Margin is a non-GAAP financial measure, consisting of operating revenues less cost of sales (primarily transportation and storage costs), both GAAP financial measures, reduced by certain transaction-related execution costs (primarily brokerage and other fees) and net interest income/expense, as follows:

	Three months ended March 31,
(Dollars in millions)	2008	2007
Revenues	$ 457	$ 512
Cost of sales	(136)	(319)
	321	193
Other related costs	(32)	(26)
Margin	$ 289	$ 167

	Three months ended March 31,
Effect of EITF 02-3 (Dollars in millions)	2008	2007
Mark-to-Market Earnings *	$ 86	$ 157
Effect of EITF 02-3 **	(27)	(86)
GAAP Net Income	$ 59	$ 71

* Represents earnings from the fair market value of all commodities transactions.  This metric is a useful measurement of profitability because it simultaneously recognizes changes in the various components of transactions and reflects how the business is managed.

** Consists of the income statement effect of not recognizing changes in the fair market value of certain physical inventories, capacity contracts for transportation and storage, and derivative hedging activities related to synthetic fuels tax credits.

	Fair
	Market Value	Scheduled Maturity (in months)
Net Unrealized Revenue (Dollars in millions)	March 31, 2008	0 - 12	13 - 24	25 - 36	> 36

OTC Fair Value of forwards, swaps and options (1)	$ 1,218	$ 958	$ 57	$ 60	$ 143

Maturity of OTC Fair Value - Cumulative Percentages		78.7%	83.3%	88.3%	100.0%

Exchange Contracts (2)	(79)	(191)	146	(20)	(14)
Total Net Unrealized Revenue at March 31, 2008	$ 1,139	$ 767	$ 203	$ 40	$ 129

Net Unrealized Revenue - Cumulative Percentages		67.3%	85.2%	88.7%	100.0%

(1) The present value of unrealized revenue to be received or (paid) from outstanding OTC contracts. Under FSP FIN 39-1, this net unrealized revenue is offset on the balance sheet by collateral of $515 pursuant to master netting arrangements.

(2) Cash received or (paid) associated with open Exchange Contracts.

	March 31,	December 31,
Credit Quality of Unrealized Trading Assets (net of margin)	2008	2007
Commodity Exchanges	17%	9%
Investment Grade	56%	54%
Below Investment Grade	27%	37%

	Three months ended March 31,
Risk Adjusted Performance Indicators (Mark-to-Market Basis)	2008	2007
VaR at 95% (Dollars in millions) (1)	$ 16.2	$ 10.3
VaR at 99% (Dollars in millions) (2)	$ 22.8	$ 14.5

(1) Average Daily Value-at-Risk for the period using a 95% confidence level
(2) Average Daily Value-at-Risk for the period using a 99% confidence level

	Three months ended March 31,
Physical Statistics	2008	2007
Natural Gas (Bcf/Day)	14.2	12.4
Electric (Billions of kWhs)	150.1	122.9
Oil & Liquid Products (Millions Bbls/Day)	0.6	0.6